PEPSICO, INC.
                          1994 Long-Term Incentive Plan
              (as amended and restated, effective October 1, 1999)


1.       Purpose.

         The purposes of the 1994 Long-Term Incentive Plan (the "Plan") are to provide long-term incentives to those persons with significant responsibility for the success and growth of PepsiCo, Inc. and its subsidiaries, divisions and affiliated businesses ("PepsiCo"), to assist PepsiCo in attracting and retaining key employees on a competitive basis, and to associate the interests of such employees with those of PepsiCo's shareholders.

2.       Administration of the Plan.

         The Plan shall be administered by the Compensation Committee of the Board of Directors of PepsiCo (the "Committee"). The Committee shall be appointed by the Board of Directors and shall consist of two or more outside, disinterested members of the Board.

         The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each employee selected, to determine the time when awards will be granted and any conditions which must be satisfied by employees before an award is made, to establish objectives and conditions for earning awards, to determine whether such conditions have been met and whether awards will be paid at the end of the award period, or when the award is exercised, or deferred, to determine whether payment of an award should be reduced or eliminated, and to determine whether such awards should qualify, regardless of their amount, as deductible in their entirety for federal income tax purposes.

         The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its businesses the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including PepsiCo, its shareholders and any person receiving an award under the Plan.




3.       Eligibility.

         Key employees of PepsiCo and its divisions, subsidiaries and affiliates are eligible to be granted awards under the Plan. Executives of PepsiCo and its subsidiaries and divisions shall be granted awards of stock options and performance units and may, in the Committee's discretion, be granted other awards available under the Plan. The Committee, in its discretion, may also grant awards under the Plan to other employees of PepsiCo, its divisions, subsidiaries and affiliates who are in a position to contribute to the success of PepsiCo. Notwithstanding the foregoing, incentive stock options may only be granted to employees of PepsiCo or its divisions and subsidiaries.

4.       Awards.

         (a) Types. Awards under the Plan include stock options, performance units, incentive stock options, stock appreciation rights and restricted stock.

                  (i) Stock Options. Stock options are rights to purchase shares of PepsiCo Capital Stock ("Capital Stock") at a fixed price for a specified period of time. The purchase price per share of Capital Stock covered by a stock option awarded pursuant to this Plan, including any incentive stock options, shall be equal to or greater than the fair market value of a share of PepsiCo Capital Stock on the date the stock option is awarded.

                  (ii) Performance Units. Performance units are rights to receive up to 100% of the value of shares of Capital Stock as of the date of grant, which value may be paid in cash or Capital Stock, without payment of any amounts to PepsiCo. The full and/or partial payment of performance unit awards granted under this Plan will be made only upon certification by the Committee of the attainment by PepsiCo, over a four year period, of earnings per share targets which have been established by the Committee. No payment will be made if the minimum earnings per share target is not met. The established earnings per share targets will not be amended without shareholder approval.

                  (iii) Stock Appreciation Rights. Stock appreciation rights are rights to receive the difference between the fair market value of a share of PepsiCo Capital Stock on the grant date and the fair market value of a share of Capital Stock on the date the stock appreciation right is granted.

                  (iv) Restricted Stock. The full and/or partial vesting of any restricted stock award made under this Plan will occur only upon the attainment by PepsiCo of primary and secondary targets established by the Committee at the time the award is made. These targets may include one or more of the following: corporate earnings, return on investment, total shareholder return, division profits, market value added or economic value added.

                  (v) Variable Awards. Variable awards are rights to receive grants of either cash payments or stock options based upon the performance of PepsiCo business units during a three-year performance period. The election to receive cash or stock options is made by the participant at the beginning of the three-year performance period.

         (b) Supplemental Awards. Participants who are newly hired or promoted during the vesting period for stock options or during the first two years of the award period for performance units will be granted supplemental pro rata grants of stock options and performance units.

         (c) Negative Discretion. Notwithstanding the attainment by PepsiCo of any target specified under this Plan, the Committee has the discretion, by participant, to reduce some or all of an award that would otherwise by paid.

         (d) Guidelines. The Committee shall adopt from time to time written policies for its implementation of the Plan. Such policies shall be consistent with the Plan and may include, but need not be limited to, the type, size and term of awards to be made, and the conditions for payment of such awards.

         (e) Maximum Awards. An employee may be granted multiple awards under the Plan but no one employee may be granted, in the aggregate, awards which would result in his receiving, in the aggregate during the term of the Plan, more than 10% of the maximum number of shares available for award under the Plan. Solely for the purposes of determining whether this maximum is met, a performance unit shall be treated as entitling the holder thereof to one share of PepsiCo Capital Stock.

5.       Shares of Stock Subject to the Plan.

         The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 75,000,000 shares of Capital Stock, as adjusted, if appropriate, pursuant to Section 7 hereof.

6.       Deferred Payments.

         The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Capital Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7.       Dilution and Other Adjustments.

         In the event of any change in the outstanding shares of Capital Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any participant. Such adjustment shall be conclusive and binding for all purposes of the Plan.

8.       Change in Control.

         Upon a "Change in Control" (as defined below), the following shall occur:

                  (a) Options. At the date of such Change in Control, all outstanding and unvested stock options granted under the Plan shall immediately vest and become exercisable, and all stock options then outstanding under the Plan shall remain outstanding in accordance with their terms. In the event that any stock option granted under the Plan becomes unexercisable during its term on or after a Change in Control because: (i) the individual who holds such option is involuntarily terminated (other than for cause) within two (2) years after the Change in Control; (ii) such option is terminated or adversely modified; or
(iii) PepsiCo Capital Stock is no longer issued and outstanding, or no longer traded on a national securities exchange, then the holder of such option shall immediately be entitled to receive a lump sum cash payment equal to the greater of (x) the gain on such option or (y) the Black-Scholes value of such option (as determined by a nationally recognized independent investment banker chosen by PepsiCo), in either case calculated on the date such option becomes unexercisable. For purposes of the preceding sentence, the gain on a stock option shall be calculated as the difference between the closing price per share of PepsiCo Capital Stock as of the date such option becomes unexercisable less the exercise price per share of such option.

                  (b) Variable Awards. Each variable award granted under the Plan that is outstanding on the date of the Change in Control shall immediately vest, and the holder of such award shall be entitled to a lump sum cash payment equal to 100% of the amount of such award payable at the end of the performance period as if 100% of the performance objectives have been achieved.

                  (c) Performance Shares. Each performance share granted under the Plan that is outstanding on the date of the Change in Control shall immediately vest, and the holder of such performance share shall be entitled to a lump sum cash payment equal to the amount of such award payable at the end of the performance period as if 100% of the performance objectives have been achieved.

         Any amount required to be paid pursuant to this Section 8 shall be paid within twenty (20) days after the date such amount becomes payable.

         "Change in Control" means the occurrence of any of the following events: (i) acquisition of 20% or more of the outstanding voting securities of PepsiCo, Inc. by another entity or group; excluding, however, the following (A) any acquisition by PepsiCo, Inc., or (B) any acquisition by an employee benefit plan or related trust sponsored or maintained by PepsiCo, Inc.; (ii) during any consecutive two-year period, persons who constitute the Board of Directors of PepsiCo, Inc. (the "Board") at the beginning of the period cease to constitute at least 50% of the Board (unless the election of each new Board member was approved by a majority of directors who began the two-year period); (iii) PepsiCo, Inc. shareholders approve a merger or consolidation of PepsiCo, Inc. with another company, and PepsiCo, Inc. is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of PepsiCo, Inc.; (iv) PepsiCo, Inc. shareholders approve a plan of complete liquidation of PepsiCo, Inc. or the sale or disposition of all or substantially all of PepsiCo, Inc.'s assets; or (v) any other event, circumstance, offer or proposal occurs or is made, which is intended to effect a change in the control of PepsiCo, Inc., and which results in the occurrence of one or more of the events set forth in clauses (i) through
(iv) of this paragraph.

9.       Miscellaneous Provisions.

         (a) Misconduct. If the Committee determines that a present or former employee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of PepsiCo, or (ii) breached any contract with or violated any fiduciary obligation to PepsiCo, that employee shall forfeit his or her awards under the Plan.

         (b) Rights as Shareholder. A participant in the Plan shall have no rights as a holder of Capital Stock with respect to awards hereunder, unless and until certificates for shares of Capital Stock are issued to the participant.

         (c) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no award under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

         (d) Agreements. All awards granted under the Plan shall be evidenced by
agreements  in  such  form  and  containing   such  terms  and  conditions  (not
inconsistent with the Plan) as the Committee shall approve.

         (e) Requirements for Transfer. No share of Capital Stock shall be issued or transferred under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Capital Stock made to any participant upon such participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or PepsiCo shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

         (f) Withholding Taxes. PepsiCo shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock or upon exercise of stock options, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligations of PepsiCo to make delivery of awards in cash or Capital Stock shall be subject to currency or other restrictions imposed by any government.

         (g) No Rights to Awards. Except as set forth herein, no employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of PepsiCo or any of its subsidiaries, divisions or affiliates.

         (h) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by PepsiCo and not charged to any award nor to any employee receiving an award.

         (i) Funding of Plan. The Plan shall be unfunded. PepsiCo shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

10.      Effective Date, Amendments and Termination.

         (a) Effective Date. The Plan shall become effective on the date it is approved by PepsiCo's shareholders.

         (b) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

         Unless the shareholders of PepsiCo shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum number of shares of PepsiCo Capital Stock which may be delivered under the Plan or to any one individual, except to the extent such amendment is made pursuant to Section 7 hereof, extend the maximum period during which awards may be granted under the Plan, change the performance goal pursuant to which performance units are earned, or modify the requirements as to eligibility for participation in the Plan.

         With the consent of the employee affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

         (c) Termination. No awards of stock options, performance units, incentive stock options or stock appreciation rights shall be made under the Plan after December 31, 2004. No awards of restricted stock shall be made under the Plan after May 1, 1999.